EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Nos. 333-160064 and 333-159960) and Form S-8 (Nos. 333-161810, 333-153044, 333-145272, 333-128909, 333-115482, 333-60666, 333-53114 and 333-80167) of Popular, Inc. our report dated March 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.
S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Juan, Puerto Rico
March 1, 2010